UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2007 (June 14, 2007)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 14, 2007, Quality Distribution, Inc. (the “Company”) appointed Gary R. Enzor as Chief Executive Officer of the Company. Mr. Enzor, 44, will continue to serve as the Company’s President as he has since November 9, 2005 when Gerald L. Detter relinquished the title as part of a Board-approved succession plan. Mr. Enzor joined the Company in December 2004 as Executive Vice President and Chief Operating Officer. Mr. Enzor served as Executive Vice President and Chief Financial Officer of Swift Transportation Company, Inc. from August 2002 until joining the Company. Prior to Swift, he served as the Vice President & Chief Financial Officer of Honeywell Aerospace Electronic Systems.

In connection with Mr. Enzor’s appointment as Chief Executive Officer, his employment agreement has been amended to increase his base salary from $293,550 to $350,000 per annum and to change his annual cash bonus eligibility to up to 80% of his base salary, rather than 60% (the change will be applied pro rata for the Company’s current fiscal year). Mr. Enzor will also be entitled to receive his base salary for two years, instead of one, and to continued medical and other benefits, if his employment is terminated without cause or if he resigns for good reason. The other terms and conditions of Mr. Enzor’s existing employment agreement remain in effect. Mr. Enzor was also granted, upon his appointment, 40,000 shares of restricted stock under the 2003 Restricted Stock Incentive Plan, which vest annually over four years.

On June 14, 2007, the Company entered into an agreement with Gerald L. Detter to change his role from Chief Executive Officer of the Company to Advisor to the CEO. This change in status is not a result of a disagreement with the Company relating to the Company’s operations, policies or practices. Mr. Detter continues to serve as Chairman of the Board and a director of the Company.

Mr. Detter’s existing employment agreement has been modified to provide for a new salary of $10,000, without bonus, over a term continuing until July 13, 2007. Other material terms of Mr. Detter’s employment agreement continue unaffected. Upon termination of his employment, Mr. Detter will forfeit all stock units not vested under the terms of his existing stock unit grant agreement but will receive a grant of an equivalent number of shares of restricted stock under the 2003 Restricted Stock Incentive Plan. The restricted stock so granted will vest annually over three years. The Board has also determined to pay Mr. Detter annual fees of $90,000 for his service as Chairman of Board of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: June 20, 2007	By:	/s/ Gary R. Enzor
	Name:	Gary R. Enzor
	Title:	Chief Executive Officer